Exhibit 10.5

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of November 5, 2012 (this “Amendment”), is entered into among THE FRESH MARKET, INC., a Delaware corporation (the “Borrower”), the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS

The Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of February 22, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower has requested that the Administrative Agent amend the Credit Agreement as more specifically set forth herein and, subject to the terms and conditions set forth herein, the Administrative Agent and each of the Lenders party hereto have agreed to grant such requests of the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Except as otherwise provided herein, all capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the preliminary statements hereto) shall have the meanings assigned thereto in the Credit Agreement (as amended by this Amendment).

2. Amendments. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Credit Agreement is amended as follows:

(a)    The following new definition of “First Amendment Effective Date” is inserted in
Section 1.01 of the Credit Agreement in the appropriate alphabetical position therein: “First Amendment Effective Date” means November 5, 2012.
(b)    The definitions of “Applicable Rate” and “Leverage Ratio” are amended and restated in their entirety as follows:

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the ratios set forth below, as set forth in the most recent Compliance Certificate received by Lender pursuant to Section 6.02(a) or (b):

Pricing Level	Leverage Ratio	Applicable Rate
		For Eurodollar Rate Loans; Floating LIBOR Loans; L/C Fee for standby Letter of	For Base Rate Loans	Commitment Fee

6		Credit
	> 3.75	2.25%	1.25%	0.35%
5	> 3.25 but < 3.75	2.00%	1.00%	0.30%
4	> 2.75 but < 3.25	1.75%	0.75%	0.30%
3	> 2.25 but < 2.75	1.50%	0.50%	0.25%
2	> 1.75 but < 2.25	1.25%	0.25%	0.20%
1	< 1.75	1.00%	0.00%	0.20%

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day of the month immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) or (b); provided, however, that if no Compliance Certificate is delivered when due in accordance with such applicable Section, then the Pricing Level resulting in the highest Applicable Rate in the applicable pricing grids above shall apply as of the first Business Day of the month following the date such Compliance Certificate was required to have been delivered until such Compliance Certificate is actually delivered. Notwithstanding the foregoing, the Applicable Rate in effect from the First Amendment Effective Date through the date a Compliance Certificate is required to be delivered pursuant to Section
6.02(a) for the fiscal quarter ending October 28, 2012 shall be determined based upon Pricing Level 2 of the pricing grid set forth above.

“Leverage Ratio” means as of the last day of each fiscal quarter of the Borrower, the ratio of (a) Adjusted Funded Debt (excluding Funded Debt on account of Letters of Credit or surety bonds which have been issued but have not been drawn upon) of the Borrower and its Subsidiaries on a consolidated basis (excluding any Family Real Estate Entity) as of the last day of such fiscal quarter to (b) Consolidated EBITDAR for the Borrower and its Subsidiaries on a consolidated basis (excluding any Family Real Estate Entity) calculated for the four (4) fiscal quarterly periods then ending.

(c)    The existing Section 6.02(d) of the Credit Agreement is amended and restated in its entirety as follow

(d)    promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto.

(d)    Schedule 3 to the Compliance Certificate is amended and restated in its entirety and the new Schedule 3 attached hereto is inserted in lieu thereof.

3.    Conditions to Effectiveness. This Amendment shall be effective as of the date hereof upon satisfaction of each of the following conditions:

(a) Executed Amendment. The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Required Lenders and the Administrative Agent.

(b) Other Fees and Expenses. The Administrative Agent shall have been paid all other fees owed to it and reimbursed for all reasonable, invoiced out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Amendment, including the reasonable, invoiced fees and disbursements of counsel for the Administrative Agent.

(c) Other Documents. The Administrative Agent shall have received such other instruments, documents and certificates as the Administrative Agent shall reasonably request in connection with the execution of this Amendment.

4. Effect of the Agreement. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed (a) to be a waiver of, or consent to, a modification of or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Amendment” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

5. Representations and Warranties/No Default. By their execution hereof, the Borrower hereby represents and warrants as follows:

(a) The Borrower has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms.

(b) This Amendment and each other document executed in connection herewith has been duly executed and delivered by its duly authorized officers, and each such document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(c) Each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent that (i) any such representation or warranty that is qualified by materiality or by reference to Material Adverse Effect, in which case such representation or warranty is true and correct in all respects as of the date hereof or (ii) any such representation or warranty relates only to an earlier date, in which case such representation or warranty shall remain true and correct as of such earlier date).

(d) No Default or Event of Default has occurred or is continuing or would result after giving effect to the extension and the other transactions contemplated by this Amendment.

6. Reaffirmations. The Borrower (a) agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, the Credit Agreement and each other Loan Document to which it is a party, (b) confirms and reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party and (c) agrees that the Credit Agreement and each other Loan Document to which it is a party remain in full force and effect and are hereby ratified and confirmed.

7.    Miscellaneous

(a) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Amendment and the parties hereto, the terms of Sections 10.14 and 10.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

(b) Loan Document. This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

(c) Counterparts; Electronic Execution. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment

(d) Severability. If any provision of any of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

(e) Entirety. This Amendment, the other Loan Documents and the other documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:    THE FRESH MARKET, INC.

By: Name: Title:

ADMINISTRATIVE AGENT:     BANK OF AMERICA, N.A.

By: -------------------------- Name:
Title:

LENDERS:    BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer

By: Name: Title:

BRANCH BANKING & TRUST COMPANY

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By: --------------------------
Name:
Title:

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By: --------------------------
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, successor to RBC Bank (USA)

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By: --------------------------
Name:
Title:

For the Quarter/Year ended      (“Statement Date”)

SCHEDULE 3
To the Compliance Certificate

Calculation of Funded Debt
(on a consolidated basis)

(a)	All borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments …………………….……………..$

(b)    Net obligations under Swap Contracts ………………………..$_

(c)    All obligations for the deferred purchase price of property
(excluding trade payables and earn-outs)…………….………...$

(d)    Indebtedness secured by a Lien on properties
of Borrower or any Subsidiary…………………………………$

(e)    Capital leases and Synthetic Lease Obligations.……………….$_

(f)    Unsubordinated obligations to redeem Equity Interests ………$

(g)    all Guarantees by Borrower or any Subsidiary
of any of the foregoing ( but without duplication)….……….…$_

Total Funded Debt for purposes of Leverage Ratio
(sum of (a) through (h))………………….………….………………… $

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